UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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MVB Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 4, 2007

Dear Shareholder,

As a result of an error in preparation of the Proxy Statement you recently received, Exhibit A, the MVB Financial Corp 2003 Stock Incentive Plan (as proposed to be amended), was inadvertently omitted. The omitted Exhibit A is attached.

I am sorry for any inconvenience this may have caused you. I look forward to seeing you at our annual meeting. If you have any questions concerning our annual report or proxy statement, please feel free to contact me toll free at (304) 367-8688 or Lisa Wanstreet, Corporate Secretary, at (304) 367-8697.

Sincerely,

/s/ James R. Martin
James R. Martin
President & CEO

EXHIBIT A

MVB FINANCIAL CORP.

2003 STOCK INCENTIVE PLAN

SECTION 1

Statement of Purpose

1.1 The MVB Financial Corp. 2003 Stock Incentive Plan (the “Plan”) has been established by MVB Financial Corp. (the “Company”) to become effective at the Effective Time as defined herein in order to enhance shareholder value by:

(a) Attracting and retaining well qualified executive, managerial and other employees;

(b) Motivating participating employees, by means of appropriate incentives, to achieve long-range goals;

(c) Providing incentive compensation opportunities that are competitive with those of other similarly situated banking institutions; and

(d) Connecting a Participant’s interests with those of the Company’s other stockholders through compensation based on the Company’s capital stock thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

SECTION 2

Definitions

2.1 Unless the context indicates otherwise, the following terms shall have the meaning set forth below opposite each respective term:

(a) Acquiring Corporation. The term “Acquiring Corporation” means the surviving, continuing successor or purchasing corporation in an acquisition or merger with the Company in which the Company is not the surviving corporation.

(b) Award. The term “Award” means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Merit Awards and Stock acquired through purchase under Section 7.

(c) Board. The term “Board” means the Board of Directors of the Company acting as such but shall not include the Committee or other committees of the Board acting on behalf of the Board.

(d) Cause. The term “Cause” means (a) the continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

(e) Change in Control. A “Change in Control” shall be deemed to have occurred (a) upon the approval of the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger in which the holders of the Stock immediately prior to the merger will have more than 50% of the ownership of common stock of the surviving corporation immediately after the merger, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (3) adoption of any plan or proposal for the liquidation or dissolution of the Company, or (b) when any person, other than a Significant Stockholder, or any subsidiary of the Company or employee benefit plan or trust maintained by the Company or any of its subsidiaries, shall become the beneficial owner, directly or indirectly, of more than 25% of the Stock outstanding at the time, without the prior approval of the Board.

(f) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(g) Committee. The term “Committee” means the committee of the Board selected in accordance with the provisions of Subsection 4.2.

(h) Company. The term “Company” means MVB Financial Corp., a West Virginia corporation.

(i) Date of Termination. A Participant’s “Date of Termination” shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that for purposes of this Plan only, a Participant’s employment shall not be deemed to be terminated by reason of a transfer of the Participant between the Company and a Related Company (included Employers) or between two Related Companies (including Employers); and further provided that a Participant’s employment shall not be considered terminated by reason of the Participant’s leave of absence from an Employer or a Related Company that is approved in advance by the Participant’s Employer.

(j) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determined physical or mental impairment, to carry out his or her duties with an Employer, which condition may, but in the discretion of the Committee, shall not necessarily, be an event which qualifies as a “long term disability” under applicable long term disability benefit programs of the Company.

(k) Effective Date. The term “Effective Date” means the date on which the shareholders of the Company approve the Plan.

(l) Employee. The term “Employee” means a person with an employment relationship with an Employer.

(m) Employer. The Company and any Subsidiary which, with the consent of Company, participates in the Plan for the benefit of its eligible Employees are referred to collectively as the “Employers” and individually as an “Employer”.

(n) Exercise Price. The term “Exercise Price” means, with respect to each share of Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) of the Stock on the date the Option is granted, except as permitted and contemplated by Section 16 of the Plan.

(o) Fair Market Value. The term “Fair Market Value” means with respect to each share of stock, the value as determined in good faith by the Committee, which determination shall be deemed to be conclusive.

(p) Immediate Family. With respect to a Participant, the term “Immediate Family” means, whether through consanguinity or adoptive relationships, the Participant’s spouse, children, stepchildren, siblings and grandchildren.

(q) Incentive Stock Option. The term “Incentive Stock Option” means any Incentive Stock Option granted under the Plan.

(r) Merit Award. The term “Merit Award” means any Merit Award granted under the Plan.

(s) Non-Qualified Stock Option. The term “Non-qualified Stock Option” means any Non-Qualified Stock Option granted under the Plan.

(t) Option. The term “Option” means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(u) Outside Director. The term “Outside Director” means a person who qualifies as such under Section 162(m) of the Code.

(v) Participant. The term “Participant” means an Employee who has been granted an Award under the Plan.

(w) Plan. The term “Plan” shall mean the MVB Financial Corp. 2003 Stock Incentive Plan as the same may be from time to time amended or revised.

(x) Qualified Retirement Plan. The term “Qualified Retirement Plan” means any plan of an Employer or a Related Company that is intended to be qualified under Section 401(a) of the Code.

(y) Related Companies. The term “Related Companies” means any Significant Stockholder and any companies controlled by such Significant Stockholder; Subsidiaries; and any other company during any period in which it is a Subsidiary or a division of the Company, including any entity acquired by, or merged with or into, the Company or a Subsidiary.

(z) Retirement. “Retirement” of a Participant means the occurrence of a Participant’s Date of Termination under circumstances that constitute such Participant’s retirement at normal or early retirement age under the terms of the Qualified Retirement Plan of Participant’s Employer that is extended to the Participant immediately prior to the Participant’s Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant’s Employer.

(aa) Significant Stockholder. The term “Significant Stockholder” means any shareholder of the Company who, immediately prior to the Effective Date, owned more than 5% f the capital stock of the Company.

(bb) Stock. The term “Stock” means the shares of capital stock of the Company, $1.00 par value per share.

(cc) Subsidiary. The term “Subsidiary” means any future subsidiary corporation of the Company within the meaning of the Code Section 424(f).

(dd) Ten Percent Stockholder. The term “Ten Percent Stockholder” means any recipient of an Award pursuant to this Plan who, at the time of such Award owns, directly or indirectly, by virtue of the ownership attribution provisions of Section 424(d) of the Code more than 10 percent of the total combined voting power of all classes of the capital stock of the Company.

(ee) Tax Date. The term “Tax Date” means the date a withholding tax obligation arises with respect to an Award.

SECTION 3

Eligibility

3.1 Subject to the discretion of the Committee and the terms and conditions of the Plan, the Committee shall determine and designate from time to time, the Employees or other persons as contemplated by Section 15 of the Plan who will be granted one or more Awards under the Plan.

SECTION 4

Operation and Administration

4.1 The Plan shall be unlimited in duration and remain in effect until termination by the Board; provided, however, that no Incentive Stock Option may be granted under the Plan after August 19, 2013.

4.2 The Plan shall be administered by the Committee which shall consist of two or more members of the Board who are Outside Directors. Plenary authority to manage and control the operation and administration of the Plan shall be vested in the Committee, which authority shall include, but shall not be limited to:

(a) Subject to the provisions of the Plan, the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt of Awards, to determine the types of Awards and the number of shares covered by the Awards, and to establish the terms and conditions, and other provisions of such Awards, including without limitation whether Shares subject to an Award shall be subject to a right of first refusal as referred to in Section 5.3 below. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company’s success and such other factors as the Committee deems relevant.

(b) The authority and discretion to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to make all other determinations that it deems necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award, in each case, in the manner and to the extent the Committee deems necessary or advisable to carry it into effect.

4.3 Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

4.4 The Committee may only act at a meeting by unanimity if comprised of two members, and otherwise by a majority of its members. Any action of the Committee may be taken without a meeting by the unanimous written consent of its members. In addition, the Committee may authorize one or more of its members or any officer of an Employer to execute and deliver documents and perform other administrative acts pursuant to the Plan.

4.5 No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or gross misconduct. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers against any and all liabilities, losses, costs, and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against, the Committee or its members or authorized delegates by reason of the performance of any action pursuant to the Plan if the Committee or its members or authorized delegates did not act in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance policy, contract with the indemnitee or the Company’s Articles of Incorporation or By-laws.

SECTION 5

Shares Available Under the Plan

5.1. The Shares of Stock with respect to which Awards may be made under the Plan shall be shares of currently authorized but unissued or Treasury shares acquired by the Company, including shares purchased in the open market or private transactions. Subject to the provisions of section fifteen, the total number of shares of Stock available for grant of Award will not exceed three hundred thousand (300,000) shares of stock, as adjusted by section fifteen on or after May 17, 2005. Except as otherwise provided herein, if any award shall expire or terminate for any reason without having been exercised in full, the unissued shares of Stock subject thereto (whether or not cash or other consideration is paid in respect of such Award) shall again be available for the purpose of the Plan. Any shares of Stock which are used as full or partial payments to the Company upon an exercise of an Award shall also be available for purposes of the Plan.

5.2 Shares of Stock issued by the Company pursuant to this Plan shall be free of any preemptive rights of stockholders of the Company, whether statutory or otherwise.

5.3 Shares of stock issued by the Company pursuant to this Plan may, at the discretion of the Committee, be issued subject to a right of first refusal on the part of the Company to purchase such shares in the event the Participant, or his or her heirs, successors, executors, administrators, or assigns should ever desire to sell, transfer, assign, pledge, or otherwise dispose of such shares, in whole or in part (“a Disposition”). In any such event, the Participant or such heir, executor, administrator, or assign (a “Disposing Participant”) shall notify the Company of such desire and the Company shall have, for a period of thirty (30) days following receipt of such notice, the right and option to purchase such shares upon the same terms and conditions and at the same price as the Disposing Participant proposes to dispose of such shares. If the Company desires to exercise its right and option, it shall so notify the Disposing Participant of such desire within said thirty (30) day period. In the event the proposed Disposition is for consideration other than cash, and the Company and the Disposing Participant cannot agree on the cash equivalent to be paid by the Company to the Disposing Participant, the Disposing Participant may dispose of the shares, but the shares shall remain subject to Company’s right of first refusal until such time as they are proposed to be disposed of for cash and the Company elects not to exercise its right of first refusal. Shares subject to a right of first refusal shall contain the following legend:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL HELD BY MVB FINANCIAL CORP. PURSUANT TO THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN. A COPY OF THE MVB FINANCIAL CORP. STOCK INCENTIVE PLAN IS AVAILABLE FOR INSPECTION AT THE OFFICE OF THE CORPORATION.

SECTION 6

Options

6.1 The grant of an Option under this Section 6 entitles the Participant to purchase shares of Stock at an Exercise Price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this Section 6 may be either Incentive Stock Options or Non-Qualified Stock Options, but subject to Sections 9 and 14, shall not be exercisable for at least six months from the date of grant, as determined in the discretion of the Committee. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code. A Non-Qualified Option is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.

6.2 The Committee shall designate the Employees to whom options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options, but only to the extent required by Section 422 of the Code.

6.3 The determination and payment of the Exercise Price of a share of Stock under each Option granted under this Section shall be subject to the following terms of this Subsection 6.3:

(a) The Exercise Price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall the Exercise Price per share be less than the Fair

Market Value per share on the date of the grant (or in the case of a Ten Percent Stockholder, less than 110% of the Fair Market Value) except as otherwise permitted by Section 15 of the Plan;

(b) The full Exercise Price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto; and

(c) The Exercise Price shall be paid either in cash, in shares of Stock (valued at Fair Market Value as of the day of exercise), through a combination of cash and Stock (so valued) or through such cashless exercise arrangement as may be approved by the Committee and established by the Company, provided that any shares of Stock used for payment shall have been owned by the Participant for at least six (6) months.

6.4 Except as otherwise expressly provided in the Plan, the terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

6.5 The exercise period of any Option shall be determined by the Committee but the term of any Option shall not extend more than ten years after the date of grant.

SECTION 7

Stock Purchase Program

7.1 The Committee may, from time to time, establish one or more programs under which Employees will be permitted to purchase shares of Stock under the Plan, and shall designate the Employees eligible to participant under such Stock purchase programs. The purchase price of shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee’s discretion, the average Fair Market value over a period determined by the Committee), and further provided that if newly issued shares of Stock are sold, the purchase price may not be less than the aggregate par value of such newly issued shares of Stock.

7.2 The Committee may impose such restrictions with respect to shares purchased under this Section 7, as the Committee, in its sole discretion, determines to be appropriate.

SECTION 8

Merit Awards

8.1 The Committee may from time to time make an Award of Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award, if any, shall be fixed by the Committee from time to time, but it shall not be less than the aggregate par value of the shares of Stock awarded to him or her.

SECTION 9

Termination of Employment

9.1 If a Participant’s employment is terminated by the Participant’s Employer for Cause or if the Participant’s employment is terminated by the Participant without the written consent and approval of the Participant’s Employer, all of the Participant’s unvested Awards shall be immediately forfeited and exercisable Options shall be forfeited after 90 days from the Participant’s Termination Date.

9.2 If a Participant’s Date of Termination occurs by reason of death, Disability, or Retirement, all Options outstanding immediately prior to the Participant’s Date of Termination shall immediately become exercisable and shall be exercisable until one year from the Participant’s Date of Termination and thereafter shall be forfeited if not exercised, and all restrictions on any Awards outstanding immediately prior to the Participant’s Date of Termination shall immediately lapse. Options which are or become exercisable at the time of a Participant’s death may be exercised by the Participant’s designated beneficiary or, in the absence of such designation, by the person to whom the Participant’s rights will pass by will or the laws of descent and distribution.

9.3 Options which are or become exercisable by reason of the Participant’s employment being terminated by the Participant’s Employer for reasons other than Cause or by the Participant with the consent and approval of the Participant’s Employer, shall be exercisable until 120 days from the Participant’s Termination Date and shall thereafter be forfeited if not exercised.

9.4 Except to the extent the Company shall otherwise determine, if, as a result of a sale or other transaction (other than a Change in Control), a Participant’s Employer ceases to be a Related Company (and the Participant’s Employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant’s employment being terminated by the Participant’s Employer for a reason other than Cause.

9.5 Notwithstanding the foregoing provisions of this Section 9, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant’s Date of Termination, determine that a Participant’s Date of Termination will not result in forfeiture or other termination of the Award, or may extend the period during which any Options may be exercised, but shall not extend such period beyond the original expiration date set forth in the Award.

SECTION 10

Adjustments to Shares

10.1 If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall appropriately adjust (a) the number of shares of Stock available under the Plan, (b) the number of shares of Stock available under any individual or other limitations under the Plan, (c) the number of shares of Stock subject to outstanding Awards and (d) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

10.2 If the Committee determines that an adjustment in accordance with the provisions of Subsection 10.1 would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments, if any, that the Committee reasonably determines are consistent with the purposes of the Plan and/or the affected Awards.

10.3 To the extent that any reorganization, merger, consolidation, or similar event or any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock hereunder is also accompanied by or related to a Change in Control, the adjustment hereunder shall be made prior to the acceleration contemplated by Section 14.

SECTION 11

Transferability and Deferral of Awards

11.1 Awards under the Plan are not transferable except by will or by the laws of descent and distribution. To the extent that a Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, the Committee may, subject to any restrictions under applicable laws, permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a Partnership comprised solely of members of the Participant’s Immediate Family), subject to such limits as the Committee may establish, provided the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

11.2 The Committee may permit a Participant to elect to defer payment under an Award under such terms and conditions as the Committee, in its sole discretion, may determine; provided that any such deferral election must be made prior to the time the Participant has become entitled to payment under the Award.

SECTION 12

Award Agreement

12.1 Each Participant granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the Participant in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with an Employer nor shall it restrict the right of an Employer to terminate a Participant’s employment at any time for any reason, not withstanding the fact that the Participant’s rights under this Plan may be negatively affected by such action.

SECTION 13

Tax Withholding

13.1 All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share.

SECTION 14

Change in Control

14.1 After giving effect to the provisions of Section 10 (relating to the adjustment of shares of Stock), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

(a) All outstanding Options shall become fully exercisable and may be exercised at any time during the original term of the Option; and

(b) All shares of Stock subject to Awards shall become fully vested and be distributed to the Participant.

SECTION 15

Mergers/Acquisitions

15.1 In the event of any merger or acquisition involving the Company and/or a Subsidiary of the Company and another entity which results in the Company being the survivor or the surviving direct or indirect parent corporation of the merged or acquired entity, the Committee may grant Awards under the provisions of the Plan in substitution for awards held by employees or former employees of such other entity under any plan of such entity immediately prior to such merger or acquisition upon such terms and conditions as the Committee, in its discretion, shall determine and as otherwise may be required by the Code to ensure such substitution is not treated as the grant of a new Award for tax or accounting purposes.

15.2 In the event of a merger or acquisition involving the Company in which the Company is not the surviving corporation, the Acquiring Corporation shall either assume the Company’s rights and obligations under outstanding Awards or substitute awards under the Acquiring Corporation’s plans, or if none, securities for such outstanding Awards, and without limiting Section 14, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Subsection 15.2 shall be conditioned upon the consummation of the merger or consolidation. Unless otherwise provided in the Plan or the Award, any Awards which are neither assumed by the Acquiring Corporation nor exercised on or prior to the date of the transaction shall terminate effective as of the effective date of the transaction.

SECTION 16

Termination and Amendment

16.1 The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (a) increase the aggregate number of shares of Stock which may be issued under the Plan, (b) would change the Value of Stock as set forth in Subsection 2.1(o) of the Plan, or (c) materially modify the requirements as to eligibility for or modification that may result from adjustments authorized by Section 10 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant’s existing Award or materially and adversely affect a Participant’s rights under such Award without the Participant’s consent.